Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38868) of our report dated June 30, 2008, relating to the financial statements and the related supplemental schedule of Nabi Savings and Retirement Plan (the “Plan”) as of December 31, 2007, included within the 2007 Form 11-K to be filed on or about June 30, 2008 on behalf of the Plan.

/s/ Goodman & Company, L.L.P.

Mclean, Virginia

June 30, 2008